Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

RCI HOSPITALITY HOLDINGS, INC.

(herein referred to as the "Corporation")

ARTICLE ONE - CAPITAL STOCK

Section 1.1 Certificates Representing Shares. The Corporation shall deliver certificates representing shares to which shareholders are entitled in such form as shall be approved by the Board of Directors. Each certificate shall bear on its face the statement that the Corporation is organized in Texas, the name of the shareholder to whom the certificate is being issued, the name of the Corporation, the number, class, and series of shares issued, and the par value or a statement that the shares are without par value. Certificates for shares of the Corporation shall be issued only when consideration for the shares has been fully paid. Such certificates shall be signed by the President or a Vice President and the Secretary or any Assistant Secretary, or such other officer or officers as may be determined by the Board of Directors, and may be sealed with the seal of the Corporation or a facsimile thereof. Where any such certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation, the signature of the authorized officer or officers may be facsimiles, engraved, or printed. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of its issuance. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued.

Section 1.2 Shareholders of Record. The Board of Directors of the Corporation may appoint one or more transfer agents or registrars of any class of stock of the Corporation. Unless and until such appointment is made, the Secretary shall maintain, among other records, a stock transfer book, the stubs in which shall set forth the names and addresses of the holders of all issued shares of the Corporation, the number of shares held by each, the certificate numbers representing such shares, the date of issue of the certificates representing such shares, and whether or not such shares originate from original issues or from transfer. The names and addresses of shareholders as they appear on the stock transfer book shall be the official list of shareholders of record of the Corporation for all purposes. The Corporation shall be entitled to treat the holder of record of any shares of the Corporation as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, including, without limitation, a purchaser, assignee, or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such other person.

Section 1.3 Transfer of Shares. The shares of the Corporation shall be transferable on the stock transfer book of the Corporation by the holder of record thereof, or such holder's duly authorized attorney or legal representative, upon endorsement and surrender for cancellation of the certificates representing such shares. All certificates surrendered for transfer shall be cancelled and no new certificate shall be issued until a former certificate or certificates for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed, or mutilated certificate, a new certificate may be issued therefor upon such conditions for the protection of the Corporation and any transfer agent or registrar as the Board of Directors or the Secretary may prescribe. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or such owner's legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

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ARTICLE TWO - MEETINGS OF SHAREHOLDERS

Section 2.1 Place of Meetings. All meetings of shareholders shall be held at such place within or without the State of Texas as may be designated by the Board of Directors. In lieu of holding an annual meeting of shareholders at a designated place, the Board may, in its sole discretion, determine that any annual meeting of shareholders may be held solely by means of remote communication.

Section 2.2 Annual Meeting. Annual meetings of shareholders shall be held on such date and at such time and place as shall be determined by the Board of Directors, at which they shall elect a board of directors and transact such other business as may properly be brought before the meeting.

Section 2.3 Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called by the President (or by the Chairman of the Board or the Chief Executive Officer, if such officers have been elected), and shall be called by the Chairman of the Board or the Secretary at the request in writing of a majority of the Board of Directors or one or more record holders of shares of stock of the Corporation representing in the aggregate not less than twenty-five percent (25%) of the total number of shares of stock entitled to vote on the matter or matters to be brought before the proposed special meeting. A shareholder request for a special meeting shall be directed to the Secretary and shall be signed by each shareholder, or a duly authorized agent of such shareholder, requesting the special meeting and shall be accompanied by a notice setting forth the information required by Section 2.13 or Section 3.12 of these Bylaws, as applicable, as to any nominations proposed to be presented and any other business proposed to be conducted at such special meeting and as to the shareholder(s) requesting the special meeting, as well as the written questionnaire and written representation and agreement required by Section 3.14 of these Bylaws from any nominee for election as a director of the Corporation. A special meeting requested by shareholders shall be held at such date, time and place within or without the state of Texas as may be designated by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than 120 days after the request to call the special meeting by one or more shareholders who satisfy the requirements of this Section 2.3 is received by the Secretary. Notwithstanding the foregoing, a special meeting requested by shareholders shall not be held if: (i) the stated business to be brought before the special meeting is not a proper subject for shareholder action under applicable law, or (ii) the Board of Directors has called or calls for an annual meeting of shareholders to be held within 120 days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the shareholder's request. A shareholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary, and if, following such revocation, there are un-revoked requests from shareholders holding in the aggregate less than the requisite number of shares entitling the shareholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting. If none of the shareholders who submitted the request for a special meeting appears or sends a qualified representative to present the nominations proposed to be presented or other business proposed to be conducted at the special meeting, the Corporation need not present such nominations or other business for a vote at such meeting. Business transacted at all special meetings shall be confined to the matters stated in the notice of special meeting. Business transacted at a special meeting requested by shareholders shall be limited to the matters described in the special meeting request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the shareholders at any special meeting requested by shareholders. The Chair of a special meeting shall determine all matters relating to the conduct of the meeting, including, but not limited to, determining whether any nomination or other item of business has been properly brought before the meeting in accordance with these Bylaws, and if the chair should so determine and declare that any nomination or other item of business has not been properly brought before the special meeting, then such business shall not be transacted at such meeting.

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Section 2.4 Notice of Meeting. Written notice of each meeting of shareholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each shareholder entitled to vote at such meeting, except as otherwise provided herein or as required by law (meaning here and hereafter, as required from time to time by the Texas Business Organizations Code or the Articles of Incorporation). The notice of any meeting shall state the place (if any), date and hour of the meeting, and the means of remote communication (if any) by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the Corporation. Notice to shareholders may be given by personal delivery, mail, or, with the consent of the shareholder entitled to receive notice, by facsimile or other means of electronic transmission. Without limiting the manner by which notice otherwise may be given effectively, notice to any shareholder shall be deemed given: (1) if by facsimile, when directed to a facsimile number at which the shareholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; (4) if by any other form of electronic transmission, when directed to the shareholder; and (5) if by mail, when deposited in the mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of the Corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Notice for an adjourned meeting is not necessary unless the meeting is adjourned for thirty days or more, in which case, notice of the adjourned meeting shall be given as in the case of any special meeting. Any notice required to be given to any shareholder under any provision of the Texas Business Organizations Code, the Articles of Incorporation, or these Bylaws need not be given to the shareholder if the failure to give such notice is permitted pursuant to the Texas Business Organizations Code, as amended from time to time, or any successor law applicable thereto.

Section 2.5 Conduct of Meetings. All meetings of shareholders shall be presided over by the Chairman of the Board, if there shall be such an officer, or in the Chairman of the Board's absence, by the Chief Executive Officer, if there shall be such an officer, or in the Chief Executive Officer's absence, by the President, or, if the President is not present, by a chair chosen at the meeting by the Board of Directors. The Secretary or, if the Secretary is not present, a person designated by the chairman, shall act as secretary of the meeting. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at such meeting by the person presiding over the meeting. The Board of Directors of the Corporation may adopt by resolution such rules or regulations for the conduct of meetings of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting, to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair shall permit; (4) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (5) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

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Section 2.6 Closing of Share Transfer Records and Record Date. The closing of share transfer records and record date shall be made in accordance with sections 6.101, 21.355 and 21.357 of the Texas Business Organizations Code, as amended from time to time, or any successor law applicable thereto.

Section 2.7 Quorum. The holders of a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. Treasury shares, shares of the Corporation's stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, and shares of the Corporation's stock held by the Corporation in a fiduciary capacity, shall not be counted in determining the total number of outstanding shares at any given time. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 2.8 Adjournments. If the holders of the amount of shares necessary to constitute a quorum shall fail to attend any meeting of the shareholders in person or by proxy, then the holders of a majority of the shares entitled to vote, represented in person or by proxy, may adjourn any such meeting from time to time without notice, other than by announcement at the meeting of the time and place at which the meeting will reconvene, until holders of the amount of shares requisite to constitute a quorum shall be present at the particular meeting or at any adjournment thereof, in person or by proxy. The holders of a majority of the shares entitled to vote, represented in person or by proxy, may also adjourn any meeting of the shareholders from time to time and without notice, other than by announcement at the meeting of the time and place at which the meeting will reconvene, until the transaction of any and all business submitted or proposed to be submitted to such meeting or any adjournment thereof shall have been completed. If the adjournment is for more than 30 days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at such meeting. At any such adjourned meeting at which a quorum is present, in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally notified or called.

Section 2.9 Proxies. At all meetings of the shareholders a shareholder may vote by proxy executed in writing by the shareholder or by such shareholder's duly authorized attorney in fact. Such proxy shall be filed with the Secretary before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. A proxy shall be revocable unless expressly provided therein to be irrevocable and the proxy is coupled with an interest or unless otherwise made irrevocable by law. Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if any even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as such proxy is of the proxies representing such shares.

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Section 2.10 Voting of Shares. Except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, each shareholder shall have one vote for each share having voting rights registered in such shareholder's name on the books of the Corporation at the time of the closing of the stock transfer books (or at the record date) for such meeting. When a quorum is present at any meeting, the vote of holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall decide any matter submitted to such meeting, unless the matter is one upon which by law, the Articles of Incorporation, or these Bylaws the vote of a greater number is required, in which case the vote of such greater number shall govern and control the decision of such matter; provided, however, that directors shall be elected by a plurality of the votes cast by shareholders entitled to vote in the election of directors at a meeting at which a quorum is present. All voting shall be by ballot. Each ballot shall be signed by the shareholder voting or by such shareholder's proxy and shall state the number of shares so voted.

Section 2.11 Voting List. The officer or agent having charge of the stock transfer book of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by, each shareholder, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with any requirements of this Section 2.11 shall not affect the validity of any action taken at such meeting.

Section 2.12 Inspectors of Election. In advance of any meeting of the shareholders, the Board of Directors may appoint one or more inspectors of election. If there is no such appointment made in advance, or if any appointed person refuses or fails to serve, the chairman of the meeting may appoint such inspectors or appoint a replacement for any inspector refusing or failing to serve. Inspectors of election shall determine the number of shares outstanding, voting power of each share, shares represented at the meeting, existence of a quorum, and authenticity, validity, and effect of proxies; shall receive votes, ballots, assents, and consents, and hear and determine all challenges and questions in any way arising in connection with a vote; shall count and tabulate all votes, assents, and consents, and determine and announce results; and do all other acts as may be proper to conduct elections or votes with fairness to all of the shareholders.

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Section 2.13 Advance Notice of Shareholder Proposal. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder (other than the nomination of a person for election as a director, which is governed by Section 3.12 of these Bylaws), the shareholder intending to propose the business (the "Proponent") must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a Proponent's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days in advance of the anniversary of the previous year's annual meeting; provided, however, that in the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received no later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or the public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of the annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above. (For purposes of these Bylaws, public disclosure shall be deemed to include a disclosure made in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")). To be in proper written form, a Proponent's notice to the Secretary must set forth: (a) as to each matter the Proponent proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Bylaws, the text of the proposed amendment) and the reasons for conducting such business at the annual meeting, and (b) as to the Proponent and the beneficial owner, if any, on whose behalf the proposal is being made, (i) the name and address of each such person, and of any holder of record of the Proponent's shares as they appear on the Corporation's books, (ii) the class and number of all shares of capital stock of the Corporation that are owned by each such person (beneficially and of record) and owned by any holder of record of each such person's shares, as of the date of the Proponent's notice, and a representation that the Proponent will notify the Corporation in writing of the class and number of such shares owned of record and beneficially by each such person as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (iii) any material interest of each such person, or any affiliates or associates of each such person, in such business, (iv) a description of any agreement, arrangement or understanding with respect to such business between or among each such person and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proponent will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (v) a description of any agreement, arrangement or understanding (including any derivative instruments, swaps, warrants, short positions, profit interests, options, hedging transactions, borrowed or loaned shares or other transactions) that has been entered into as of the date of the Proponent's notice by, or on behalf of, each such person or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of each such person or any of its affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proponent will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (vi) a representation that the Proponent is a holder of record or beneficial owner of shares of the Corporation entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business, (vii) a representation whether the Proponent intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding shares required to approve the proposal and/or otherwise to solicit proxies from shareholders in support of the proposal, and (viii) any other information relating to each such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by each such person with respect to the proposed business to be brought by each such person before the annual meeting pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

2.14 Compliance with Procedures. Notwithstanding anything in these Bylaws to the contrary: (a) no business shall be conducted at any annual meeting with respect to shareholder proposals except in accordance with the procedures set forth in Section 2.13, and (b) unless otherwise required by law, if a Proponent intending to propose business at an annual meeting pursuant to Section 2.13 does not provide the information required under Section 2.13 to the Corporation (including providing the updated information required by clauses (b)(ii), (b)(iv) and (b)(v) of Section 2.13 by the deadlines specified therein), or the Proponent (or a qualified representative of the Proponent) does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Corporation. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of Section 2.13, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Nothing contained in section 2.13 and 2.14 of these Bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

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2.15 Meetings by Remote Communication. If authorized by the Board, and subject to such guidelines and procedures as the Board may adopt, shareholders and proxy holders not physically present at a meeting of shareholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such shareholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE THREE - DIRECTORS

Section 3.1 Number, Tenure, and Qualifications. The number of directors of the Corporation shall be determined from time to time by resolution adopted by a majority of the Board of Directors or by the shareholders, but in no event shall be less than one nor more than fifteen (15); provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Unless sooner removed in accordance with these Bylaws, each director shall hold office until the next annual meeting of the shareholders, or special meeting held for the purpose of electing directors, and until such director's successor shall have been elected and qualified. Directors need not be residents of the State of Texas or shareholders of the Corporation.

Section 3.2 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, through less than a quorum of the entire Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of such director's predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders. Any vacancy occurring in the Board of Directors or any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose.

Section 3.3 Place of Meeting. Meetings of the Board of Directors may be held either within or without the State of Texas, at whatever place is specified in the notice. In the absence of specific designation, the meetings shall be held at the principal office of the Corporation. The Board or any committee of the Board may hold meetings by means of conference telephone or similar telecommunications equipment that enable all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

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Section 3.4 Annual and Regular Meetings. Unless otherwise determined by the Board of Directors, the annual meeting of the Board of Directors shall be held without other notice than these Bylaws immediately after, and at the same place as, the annual meeting of the shareholders. The Board of Directors may provide by resolution the time, date, and place for the holding of additional regular meetings without other notice than such resolution.

Section 3.5 Special Meetings. Special meetings of the Board of Directors may be held at any time upon the call of the President (or the Chairman of the Board or the Chief Executive Officer, if such officers have been elected), or the call of at least one-half of the directors then in office, or, if there is only one director, the call of such director. Notice of any special meeting of directors shall be given to each director by whom it is not waived by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director by (i) giving notice to such director in person or by telephone, electronic transmission or voice message system at least 24 hours in advance of the meeting, (ii) sending a facsimile or email communication to his last known facsimile number or email address, or delivering written notice by hand to his last known business or home address, at least 24 hours in advance of the meeting, or (iii) mailing written notice to his last known business or home address at least three days in advance of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. Except as otherwise herein provided, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 3.6 Attendance at Meeting. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. A director of the corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or unless he shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.7 Quorum. A majority of the number of directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business, but a smaller number may adjourn the meeting from time to time until they can secure the attendance of a quorum. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any regular or special directors' meeting may be adjourned from time to time by those present, whether a quorum is present or not.

Section 3.8 Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

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Section 3.9 Removal. At any meeting of the shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed from office, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors and any vacancy or vacancies in the Board resulting therefrom may be filled by the remaining directors, though less than a quorum, or by the shareholders, whichever shall first act thereon.

Section 3.10 Conduct of Meetings. All meetings of Directors shall be presided over by the Chairman of the Board, if there shall be such an officer, or in the Chairman of the Board's absence, by the Chief Executive Officer, if there shall be such an officer, or in the Chief Executive Officer's absence, by the President, or, if the President is not present, by any director chosen by a majority of the directors present. The Secretary or, if the Secretary is not present, a person designated by the chairman, shall act as secretary of the meeting. The chairman of any meeting shall determine the order and manner of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as the chairman may deem appropriate.

Section 3.11 Eligibility to Make Nominations. Nominations of candidates for election as directors at an annual meeting of shareholders or a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (an "Election Meeting") may be made (1) by or at the direction of the Board of Directors or (2) by any shareholder entitled to vote at such Election Meeting who complies with the procedures established by Section 3.12. In order to be eligible for election as a director, any director nominee must first be nominated in accordance with the provisions of these Bylaws.

Section 3.12 Procedure for Nominations by Shareholders. In addition to any other applicable requirements, for a nomination to be made by a shareholder pursuant to this Section 3.12, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, such notice must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation (1) with respect to an annual meeting of shareholders, not less than 90 days nor more than 120 days in advance of the anniversary of the previous year's annual meeting; provided, however, that in the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received no later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or the public disclosure of the date of the annual meeting was made, whichever first occurs; and (2) with respect to a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting, by the close of business on the 10th day following the date on which such notice of the date of the special meeting was mailed or the public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of the annual meeting or a special meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above. To be in proper written form, the notice of the shareholder intending to make the nomination (the "Proponent") shall set forth: (a) as to each person whom the shareholder proposes to nominate for election as director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of all shares of capital stock of the Corporation that are owned of record and beneficially by such person, (iv) a statement whether each such nominee, if elected, intends to tender, promptly following such person's failure to receive the required vote for election or reelection at the next meeting at which such person would face election or reelection, an irrevocable resignation effective upon acceptance of such resignation by the Board of Directors, (v) as an appendix, a completed and signed questionnaire, representation and agreement required by Section 3.14, and (vi) any other information relating to such nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for election as directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (b) as to the Proponent and the beneficial owner, if any, on whose behalf the nomination is being made: (i) the name and address of each such person, and of any holder of record of the Proponent's shares as they appear on the Corporation's books, (ii) the class and number of all shares of capital stock of the Corporation that are owned by each such person (beneficially and of record) and owned by any holder of record of each such person's shares, as of the date of the Proponent's notice, and a representation that the Proponent will notify the Corporation in writing of the class and number of such shares owned of record and beneficially by each such person as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (iii) a description of any agreement, arrangement or understanding with respect to such nomination between or among each such person and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proponent will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (iv) a description of any agreement, arrangement or understanding (including any derivative instruments, swaps, warrants, short positions, profit interests, options, hedging transactions, borrowed or loaned shares or other transactions) that has been entered into as of the date of the Proponent's notice by, or on behalf of, each such person or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of each such person or any of its affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proponent will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (v) a representation that the Proponent is a holder of record or beneficial owner of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (vi) a representation as to whether the Proponent intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to elect the nominee and/or otherwise to solicit proxies from shareholders in support of the nomination, and (vii) any other information relating to each such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for election as directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. In addition to the information required pursuant to this paragraph or any other provision of these Bylaws, the Corporation may require any proposed nominee to furnish any other information (a) that may reasonably be required by the Corporation to determine whether the proposed nominee would be independent under the rules and listing standards of the principal United States securities exchanges upon which the stock of the Corporation is listed or traded, any applicable rules of the U.S. Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (collectively, the "Independence Standards"), (b) that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee, or (c) that may reasonably be required by the Corporation to determine the eligibility of such nominee to serve as a director of the Corporation.

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Section 3.13 Compliance with Procedures. If the Chairman of the Election Meeting determines that a nomination of any candidate for election as a director was not made in accordance with the applicable provisions of these Bylaws, such nomination shall be void. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if a Proponent intending to make a nomination at an annual or special meeting pursuant to Section 3.12 does not provide the information required under Section 3.12 to the Corporation (including providing the updated information required by clauses (b)(ii), (b)(iii) and (b)(iv) of Section 3.12 by the deadlines specified therein), or the Proponent (or a qualified representative of the Proponent) does not appear at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

Section 3.14 Submission of Questionnaire; Representation and Agreement. To be eligible to be a nominee for election as a director of the Corporation, a person (other than an existing director of the Corporation) must deliver (in accordance with the time periods prescribed for delivery of notice under Section 3.12 of these Bylaws for proposed nominations by shareholders) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (iii) in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and (iv) is eligible to be a director of a hospitality company with subsidiaries that hold liquor licenses, sexual oriented business licenses, and such other licenses and permits required to own and/or operate adult entertainment clubs that serve alcohol, and further, such person will consent to be a named party on any such licenses or permits, as required by law.

ARTICLE FOUR - OFFICERS

Section 4.1 Officers. The officers of the Corporation shall be elected by the Board of Directors and shall, at a minimum, consist of a President and a Secretary. The Board of Directors may elect such other officers, including, without limitation, a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a Vice President or Vice Presidents, a Treasurer, and Assistant Secretaries and Assistant Treasurers, and appoint such agents, as it may deem necessary or appropriate. All officers shall, unless otherwise removed by the Board of Directors, hold office until their successors are elected and qualified or until such officer's death or until such officer shall resign or shall have been removed from office in the manner hereinafter provided. Any two or more offices may be held by the same person. The salaries and other compensation of the officers shall be determined in the manner provided by the Board of Directors, and may be altered in the manner provided by the Board of Directors from time to time, except as otherwise provided by contract.

Section 4.2 Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of officers of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until such officer's successor is chosen and qualified, or until such officer's death, resignation, or removal from office in the manner hereinafter provided.

Section 4.3 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

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Section 4.4 Powers and Duties of Officers. The officers shall perform the duties and exercise the powers expressly conferred or provided for in these Bylaws, as well as the usual duties and powers incident to such offices, respectively, and such other duties and powers as may be assigned to them by the Board of Directors or by the President.

Section 4.5 Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and the shareholders and exercise and perform such other powers and duties as may from time to time be assigned to the Chairman of the Board by the Board of Directors.

Section 4.6 President. Subject to the supervisory powers, if any, that may be given by the Board of Directors to the Chairman of the Board, the President shall be the Chief Executive Officer of the Corporation, and subject to the control of the Board of Directors, shall, in general, supervise and control all of the business and affairs of the Corporation. The President may sign certificates for shares of the Corporation, and any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed and executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 4.7 Vice President. Each Vice President, if there shall be such an officer, shall perform such duties and have such powers as may from time to time be prescribed by the Board of Directors or be delegated to such Vice-President by the President or Chairman of the Board. Vice Presidents may be given special designations such as "Senior Vice President," "Executive Vice President," "Vice President--Finance," or any other designation deemed appropriate by the Board of Directors.

Section 4.8 Secretary. It shall be the duty of the Secretary to send any and all required notices of and, unless otherwise prescribed by the Board of Directors, to attend all meetings of the shareholders and Board of Directors and record correctly the proceedings of such meetings in a book suitable for that purpose. It shall also be the duty of the Secretary to attest with the Secretary's signature and the seal of the Corporation all stock certificates issued by the Corporation and to keep a stock transfer book in which shall be correctly recorded all transactions pertaining to the capital stock of the Corporation. The Secretary shall also attest with the Secretary's signature and the seal of the Corporation any instruments requiring the seal of the Corporation. The person holding the office of Secretary shall also perform, under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to the Secretary by the Chairman of the Board or the President. The duties of the Secretary may also be performed by any Assistant Secretary.

Section 4.9 Treasurer. The Treasurer, if there shall be such an officer, shall keep such moneys of the Corporation as may be entrusted to the Treasurer's keeping and account for the same. The Treasurer shall be prepared at all times to give information as to the condition of the Corporation and shall make a detailed annual report of the entire business and financial condition of the Corporation. The person holding the office of Treasurer shall also perform, under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to the Treasurer by the Chairman of the Board or the President. The duties of the Treasurer may also be performed by any Assistant Treasurer.

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Section 4.10 Additional Officers and Titles. In addition to the officers designated in Sections 5 through 9 of this Article IV, the Board of Directors may designate and appoint additional officers or give officers additional titles indicative of their managerial responsibilities within the Corporation. The officer of the Corporation chiefly responsible for corporate policy-making and the general supervision and direction of the Corporation's business may, in addition to such officer's other title or titles, if any, be designated the "Chief Executive Officer." The officer of the Corporation charged with supervision and management of the daily operations of the Corporation may, in addition to such officer's other title or titles, if any, be designated the "Chief Operating Officer." The officer of the Corporation chiefly responsible for the finances, securities, and accounting systems of the Corporation may, in addition to such officer's other title or titles, if any, be designated the "Chief Financial Officer." The Board of Directors may give officers of the Corporation such other additional titles and designations as it shall deem appropriate.

Section 4.11 Delegation of Authority. In the case of any absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate some or all of the powers or duties of such officer to any other officer or to any director, employee, shareholder, or agent for whatever period of time seems appropriate, providing that a majority of the entire Board of Directors concurs therein.

ARTICLE FIVE - COMMITTEES

Section 5.1 Committees of Directors. The Board of Directors may by resolution designate and appoint one or more committees, each of which shall consist of two or more directors, which committees, to the extent provided in such resolution, shall exercise the authority of the Board of Directors in the management of the Corporation. However, no such committee shall have the authority of the Board of Directors in reference to amending, altering, or repealing these Bylaws; electing, appointing, or removing any member of any such committee or any director or officer of the Corporation; amending the Articles of Incorporation; adopting a plan of merger or adopting a plan of consolidation with another corporation; authorizing the sale, lease, or exchange of all or substantially all of the property or assets of the Corporation; authorizing the voluntary dissolution of the Corporation or revoking proceedings therefor; adopting a plan for the distribution of the assets of the Corporation; or amending, altering, or repealing any resolution of the Board of Directors which by its terms provides that it shall not be amended, altered, or repealed by such committee. The designation and appointment of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any individual director, of any responsibility imposed on it or such director by law.

Section 5.2 Other Committees. Other committees not having and exercising the authority of the Board of Directors in the management of the Corporation may be designated by resolution adopted by the Board of Directors. Except as otherwise provided in such resolution, the President of the Corporation shall appoint the members thereof. Any members thereof may be removed by the person or persons authorized to appoint such member whenever in their judgment the best interests of the Corporation shall be served by such removal.

Section 5.3 Term of Office. Each member of a committee shall continue as such until the next annual meeting of the Board of Directors and until such member's successor is appointed, unless the committee shall be sooner terminated, or unless such member be removed from such committee, or unless such member shall cease to qualify as a member thereof.

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Section 5.4 Chairman. One member of each committee shall be appointed chairman by the person or persons authorized to appoint the members thereof.

Section 5.5 Vacancies. Vacancies in the membership of any committee may be filled by appointments made in the same manner as provided in the case of the original appointments.

Section 5.6 Quorum. Unless otherwise provided in the resolution of the Board of Directors designating a committee, a majority of the whole committee shall constitute a quorum and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee.

Section 5.7 Rules. Each committee may adopt rules for its own governance not inconsistent with these Bylaws or with rules adopted by the Board of Directors.

ARTICLE SIX - DIVIDENDS

Subject to the provisions of the Articles of Incorporation relating thereto, if any, dividends may be declared by the Board of Directors, in its discretion, at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in the Corporation's own shares, subject to any provisions of the Articles of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund for meeting contingencies, equalizing dividends, or repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation; and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE SEVEN - MISCELLANEOUS PROVISIONS

Section 7.1 Amendments. The Board of Directors shall have the power to amend or repeal these Bylaws or adopt new Bylaws, unless any provision of these Bylaws expressly provides, or unless the shareholders in amending, repealing, or adopting a new Bylaw expressly provide, that only the shareholders may amend or repeal that Bylaw.

Section 7.2 Waiver. Whenever, under the provisions of any law, the Articles of Incorporation or amendments thereto, or these Bylaws, any notice is required to be given to any shareholders, director or committee member, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Moreover, attendance at any meeting by a shareholder or director shall constitute a waiver of notice of such meeting by such shareholder or director unless such individual attends the meeting for the specific purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened.

Section 7.3 Resignations. Any director or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Board of Directors, the President, or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

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Section 7.4 Books and Records. The Corporation shall keep correct and complete books and records of account and minutes of the proceedings of its shareholders and Board of Directors and shall keep at its registered office or principal place of business or at the office of its transfer agent or registrar a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

Section 7.5 Seal. The seal of the Corporation may be such as from time to time may be approved by the Board of Directors, but the use of a seal shall not be essential to the validity of any agreement entered into by the Corporation, unless otherwise provided by law.

Section 7.6 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 7.7 Facsimile and Electronic Signatures. In addition to the provisions for use of facsimile or electronic signatures elsewhere specifically authorized in these bylaws, facsimile or electronic signatures of any director or officer of the Corporation may be used whenever the signature of a director or officer of the Corporation shall be required, except as otherwise required by law or as directed by the Board of Directors from time to time.

ARTICLE EIGHT – Indemnification

The Corporation shall provide the indemnification as set forth in its Articles of Incorporation. For purposes of clarifying Article Nine of the Articles of Incorporation, references to “other enterprise” used therein shall include, without limitation, any subsidiary of the Corporation.

ARTICLE NINE – NOTICES

Except as otherwise specifically provided herein or required by law, all notices required to be given to any shareholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mail, postage prepaid, or by sending such notice by commercial courier service, or by facsimile or other electronic transmission, provided that notice to shareholders by electronic transmission shall be given in the manner provided in Section 21.3531 of the Texas Business Organizations Code. Any such notice shall be addressed to such shareholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice shall be deemed to be given shall be the time such notice is received by such shareholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if delivered by hand, facsimile, other electronic transmission or commercial courier service, or the time such notice is dispatched, if delivered through the mails. Without limiting the manner by which notice otherwise may be given effectively, notice to any shareholder shall be deemed given as set forth in Section 2.4 hereof and notice to any director shall be deemed given as set forth in Sections 3.4 and 3.5 hereof.

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